Exhibit 10.4

DATED 28 FEBRUARY 2018

(1)           MEPC MILTON PARK NO. 1 LIMITED AND MEPC MILTON PARK NO. 2 LIMITED

(2)           ADAPTIMMUNE LIMITED

RENT SECURITY DEPOSIT DEED

relating to

39 Innovation Drive

Milton Park

Rent Security Deposit Deed

Dated	28 February 2018

The Landlord

MEPC MILTON PARK NO. 1 LIMITED (Company number 5491670) and MEPC MILTON PARK NO. 2 LIMITED (Company number 5491806), on behalf of MEPC Milton LP (LP No. LP14504), both of whose registered offices are at Sixth Floor, 150 Cheapside, London, England, EC2V 6ET

The Tenant	ADAPTIMMUNE LIMITED (Company number 6456741) whose registered office is at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire, England, OX14 4RX

The Lease

Date	28 February 2018

Parties	(1) The Landlord (2) The Tenant

Property	39 Innovation Drive Milton Park, Abingdon, Oxfordshire OX14 4RT

Term	From and including 28 February 2018 to and including 23 October 2041

1                                      In this Deed the following expressions shall have the following meanings:

1.1                            the Landlord and the Tenant mean the parties to this Deed respectively referred to above by those names and (where the context so admits) shall include their successors in title;

1.2                            the Lease means the document or documents of which short particulars are set out above under the heading “the Lease” and includes all documents supplemental thereto;

1.3                            the Property means the property to be demised by the Lease;

1.4                            the Deposit means the moneys referred to in Clause 2 below together with any interest credited to the Deposit Account by virtue of the proviso to Clause 5 below;

1.5                            the Deposit Account means the deposit account at the Bank in the name of the Landlord or of a managing agent acting on behalf of the Landlord;

1.6                            the Bank means the London Clearing Bank where the Deposit Account is from time to time held;

1.7                            Minimum Amount means a sum equal to 6 months’ worth of the Principal Rent (as defined in the Lease and as payable for the time being) plus a sum equal to VAT at the standard rate payable as at the commencement date of the Lease;

1.8                            Working Day means any day except Saturdays, Sundays and bank, public and statutory holidays

2                                      The Landlord hereby acknowledges receipt of the sum of £262,296.60;

3                                      The Tenant hereby charges and agrees to charge all its interest in the Deposit to the Landlord as security for the due performance and observance of the covenants agreements and conditions on the part of the Tenant under the Lease and all losses which the Landlord may incur by reason of or consequent upon any breach of those covenants agreements and conditions and (without prejudice to the generality of the foregoing) as more particularly provided in Clause 6 below.

4                                      The Landlord shall place the Deposit at the Bank in the Deposit Account on seven days’ notice of withdrawal until repayment of the Deposit in accordance with the terms of Clause 8 below.

5                                      Any interest earned on the Deposit (or if any sums have been withdrawn from the Deposit pursuant to Clause 6, the balance thereof) after deduction of tax shall belong to the Tenant and for any period in which the Deposit has not been repaid to the Tenant the Landlord will arrange for any such interest (after deduction of tax) to be paid to the Tenant or to the Tenant by direct credit to the Tenant to such bank account as the Tenant shall from time to time advise the Landlord in writing.

6                                      The Landlord and Tenant hereby agree that without prejudice to any right or remedy which the Landlord may have under the Lease the Landlord shall be entitled to withdraw from the Deposit from time to time the sums specified below which shall thereupon become the absolute property of the Landlord:

6.1                            if any sum (whether rent or otherwise) is due to the Landlord from the Tenant and unpaid for a period of fourteen days: the amount of that sum,

6.2                            if the Landlord suffers any loss or damage as the result of any material breach of any covenant agreement or condition on the part of the Tenant under the Lease: the amount of that loss or damage,

6.3                            if the Lease is determined otherwise than by agreement before the expiration of the term granted by the Lease or if the Lease is forfeited or disclaimed by any liquidator or trustee in bankruptcy of the Tenant: the whole or that proportion of the Deposit as is reasonably necessary to compensate the Landlord for its loss but the Landlord will return the balance of the Deposit (if any) to the Tenant as soon as reasonably practicable after the Landlord shall have ascertained the full extent of its loss.

Provided that the Landlord shall notify the Tenant in writing within fourteen days of any withdrawal of any sum from the Deposit and the reason for such withdrawal and (if the Lease is still subsisting) the Tenant hereby covenants to reinstate to the Deposit the amount required to ensure that the Deposit is equal to the Minimum Amount within a further fourteen days from the date of such notification being received by the Tenant.

7                                      It is hereby agreed between the parties:

7.1                            that the existence of the Deposit shall not prejudice the Landlord’s ability to proceed against the Tenant for any breach of any covenant, agreement or condition on the part of the Tenant under the Lease or entitle the Tenant to withhold any moneys or fail to perform any covenant agreement or condition under the Lease and the Deposit shall not be regarded as an advance payment of rent;

7.2                            that if the Landlord transfers the reversion to the Lease the benefit of this Deed shall be assignable to the transferee of the reversion to whom the Deposit shall be transferred AND if the benefit is so assigned and the Deposit so transferred the Landlord shall procure that the transferee will covenant at its sole expense with the Tenant in the same terms as this Deed as if the transferee had executed this Deed as Landlord and the Tenant will subject to being indemnified for all costs arising therefrom execute and deliver to the Landlord a deed releasing the Landlord from any further liability under the terms of this Deed.

8                                      The Deposit or such part thereof as shall be remaining shall be repaid to the Tenant when:

8.1                            The period of 5 years from the commencement of the Contractual Term shall have expired and during that period the Tenant has not;

8.1.1                  been in arrears of the Principal Rent for longer than 5 Working Days; OR

8.1.2                  been in arrears of the Principal Rent on more than 2 separate occasions.

OR

8.2                            the:

8.2.1                  term granted by the Lease shall have expired or been determined earlier by agreement;

OR

8.2.2                  the Lease shall have been lawfully assigned with the consent of the Landlord in accordance with the terms of the Lease;

And the Landlord will in all cases be entitled to retain from the Deposit such proportion of the Deposit as may reasonably be necessary to make good any default provided that in the case of repayment of the Deposit following a lawful assignment any such default has accrued prior to the date of the lawful assignment.

9                                      The Tenant HEREBY FURTHER COVENANTS with the Landlord that in the event of the level of the Principal Rent (as defined in the Lease) being increased at any time during the term the Tenant shall forthwith pay to the credit of the Deposit Account an additional sum of such amount that the Deposit shall (after such payment is made) again be equal to the Minimum Amount.

10                               A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

11                               This Agreement shall be governed by and construed in all respects in accordance with the law of England and the Landlord and the Tenant each submits to the exclusive jurisdiction of the English Courts.

In witness whereof this document has been executed as a Deed the day and year first before written.

EXECUTED as a DEED by ADAPTIMMUNE
LIMITED acting by

A director in the presence of:
/s/ James Noble
Director

/s/ M. Henry

Witness Name:	Margaret Henry

Address:	60 Jubilee Avenue
Milton Park
Abingdon, Oxfordshire OX14 4RX

Occupation:	Company Secretary

4

EXECUTED as a DEED by MEPC MILTON
PARK NO. 1 LIMITED acting by

A director in the presence of:
/s/ Timothy Barlow
Director

/s/ Philip Campbell

Witness Name:	Philip Campbell

Address:	99 Park Drive,
Milton Park, OX14 4RY

EXECUTED as a DEED by MEPC MILTON
PARK NO. 2 LIMITED acting by

A director in the presence of:
/s/ Timothy Barlow
Director

/s/ Philip Campbell

Witness Name:	Philip Campbell

Address:	99 Park Drive,
Milton Park, OX14 4RY